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                                                                   EXHIBIT 10.71


                          AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement ("Amendment") is to be effective for all purposes as of April 1, 1999, by and between The University Texas Health Science Center at Houston, a component institution of The University of Texas System ("Landlord") and Texas Biotechnology Corporation, a Delaware corporation ("Tenant").

                                    RECITALS

A. WHEREAS, Doctors Center, Inc. ("DC") and Tenant entered into a Lease Agreement ("Lease") dated February 24, 1995, covering approximately 28,909 rentable square feet in the building located at 7000 Fannin Street in Houston, Harris County, Texas; and

B. Whereas, Landlord acquired the property on May 31, 1999, including DC's interest in all leases in effect as of date of purchase; and

C. Whereas, Tenant has requested that Landlord amend the Lease to provide for expansion of the lease premises commencing on March 1, 1999 and ending on December 31, 2000;

D. Landlord is willing to amend the Lease on the terms and conditions stated below.

                                   PROVISIONS

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Capitalized terms that are not otherwise defined in this Amendment have the respective meanings assigned to them in the Lease.

2. Additional Expansion Space. Landlord leases to Tenant, and Tenant leases from Landlord, additional space located at 7000 Fannin Street, Houston, Harris County, Texas. The additional area of approximately 6,141 rentable square feet shall be Suite 2000. Landlord and Tenant agree that the space is to be used for general office and administrative space. Landlord also leases Tenant and Tenant leases from Landlord 2,450 rentable square feet to be used for storage space. Such space is not Building Standard and Tenant is not entitled to any buildout allowance. With this additional space Tenant will occupy the entire 19th, 20th and 21st floors.
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3.   Lease Term. The Lease Term for all space including the expansion space (a total of 35,050 developed rentable square feet and storage space of 2,450 rentable square feet) shall end on December 31, 2000.

5. Payment of Base Rental. The Base Rental for the additional space shall be $13,737.29 per month as follows: $12,512.29 per month (based on $24.45 per rentable square foot annually or $150,147.45 per year) for the developed space plus $1,225.00 per month for storage space (based on $6.00 per rentable square foot annually or $14,700.00 per year).

     Rent for the developed space shall be due on the first day of the month following significant completion of construction but no later than July 1, 1999. Rent for storage space shall be due on the first day of the month beginning April 1, 1999.

6. Buildout Allowance. Landlord shall provide to Tenant a buildout allowance of $92,115.00 ($15/sq. ft. of expansion space to be developed). Buildout allowance shall be paid to contractors upon completion of approved work with contractors mechanics release and approved City of Houston inspection.

7. Performance of and Compliance with the Terms and Conditions of the Lease. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions and conditions of and the agreements in the Lease, as modified by this Amendment.

8. Ratification and Reaffirmation of Lease. Landlord and Tenant each hereby ratify, affirm and agree that the Lease as herein modified, represents the valid, binding and enforceable obligations of Landlord and Tenant respectively.

9. Inurement. This amendment shall be binding on and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, legal representative, successors and assigns.

10. Paragraph Heading. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

11. Continuation of Lease. Except as expressly stated in this Amendment, the terms of the Lease shall remain unchanged and in full force and effect as originally provided.

12. Applicable Law Landlord and Tenant hereby agree that this Amendment and the Lease shall be interpreted, governed and construed according to the laws of the State of Texas.


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In witness, whereof, this Amendment is executed as of the date first set forth above.




LANDLORD:                                  TENANT:

The University of Texas Health
Science Center at Houston                  Texas Biotechnology Corporation


By: /s/ BRIAN YEOMAN                       By: /s/  DAVID B. MCWILLIAMS
   -----------------------------------        ----------------------------------
   Agent and Authorized Representative     David B. McWilliams
                                           President


Date                                       Date
Signed:         5-5-99                     Signed:            4/16/99
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